EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Collectors Universe, Inc. on Form S-8 of our report dated September 5, 2001, appearing in the Annual Report on Form 10-K of Collectors Universe, Inc., for the year ended June 30, 2001.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California
April 9, 2002